UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2019

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of Registrant as specified in its charter)

Michigan	000-16701	38-2702802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Daines Street, Suite 300

Birmingham, MI 48009

(Address of principal executive offices)

(248) 645-9220

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

Pursuant to the Plan of Dissolution of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the “Partnership”), the General Partner of the Partnership has approved a final distribution of $0.835 per unit. The distribution will be paid on or about February 15, 2019 to partners of record as of the Dissolution Date (November 7, 2018) or their authorized designees.

This step will mark the completion of the dissolution of the Partnership and the wind-up, and accordingly a Form 15 is expected to be filed with the Securities and Exchange Commission on or about February 18, 2019 to terminate registration of the Partnership’s units of limited partnership interest and to terminate the Partnership’s reporting obligations under Section 12(g) of the Securities Exchange Act of 1934, as amended.

The General Partner has also caused the Partnership to issue a press release on the Dissolution Date to announce all of the foregoing actions to the investing public, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

2.1	Plan of Dissolution, dated as of November 29, 2016

99.1	Press Release, dated as of February 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2019

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II

(Registrant)

By:	Genesis Associates Limited Partnership,
General Partner

By:	Uniprop Inc.,
its Managing General Partner

By:	/s/ Susann E. Kehrig
Susann E. Kehrig, Principal Financial Officer